                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement              / /
Confidential, for Use of the
/ / Definitive Proxy Statement                   Commission
Only
/ / Definitive Additional Materials              (as
permitted by Rule
/ / Soliciting Material Pursuant to              14a-
6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                          ANHEUSER-BUSCH COMPANIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS
CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH
TRANSACTION APPLIES:

------------------------------------------------------------
------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS
APPLIES:

------------------------------------------------------------
------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF
TRANSACTION COMPUTED
PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON
WHICH THE FILING
FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------
------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------
------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------
------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------
------------------

    (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------
------------------

    (3) Filing Party:

------------------------------------------------------------
------------------

    (4) Date Filed:

------------------------------------------------------------
------------------

    [ LOGO ] ANHEUSER-BUSCH COMPANIES, INC.


March 12, 1999

    Dear Shareholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Anheuser-
Busch
    Companies, Inc. on Wednesday, April 28, 1999, in
Orlando, Florida.
    Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to shareholder questions.

        Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. This year, shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these new services are included on the proxy card.

        Thank you for your continued support of Anheuser-
Busch. We look
    forward to seeing you on April 28th.

                                        Sincerely,

                                        /s/ August A. Busch
III

                                        AUGUST A. BUSCH III
                                        Chairman of the
Board and President

                      TABLE OF CONTENTS

Notice of Annual
Meeting.....................................................
 .  1
Proxy
Statement...................................................
 ............  2
Voting and Revocability of
Proxy..............................................  2
Policy of Confidential
Voting.................................................  2
Record Date and Voting
Rights.................................................  3
ITEM 1: ELECTION OF
DIRECTORS.................................................
3
Stock
Ownership...................................................
 ............  7
Additional Information Concerning the Board of
Directors......................  8
ITEM 2: INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK...............  9
ITEM 3: APPROVAL OF INDEPENDENT
ACCOUNTANTS................................... 10
ITEMS 4-9: SHAREHOLDER
PROPOSALS.............................................. 10
Information Concerning Shareholder Proposals for
2000......................... 17
Report of the Executive Salaries and Stock Option Plans
Committees............ 17
Compensation Committee Interlocks and Insider
Participation................... 19
Summary Compensation
Table.................................................... 20
Comparison of Five Year Cumulative Total
Return............................... 21
Option Grants
Table.......................................................
 .... 22
Option Exercise and Year-End Value
Table...................................... 23
Pension Plans
Table.......................................................
 .... 23
Other Transactions Involving Directors, Officers, or Their
Associates......... 24
Section 16(a) Beneficial Ownership Reporting
Compliance....................... 26
Other
Matters.....................................................
 ............ 26

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 1999

    The Annual Meeting of the Shareholders of Anheuser-Busch
Companies, Inc.
(the "Company") will be held at Ports of Call at Sea World of Florida, 7007
Sea World Drive, Orlando, Florida, on Wednesday, April 28,
1999, at 10:00 A.M.
local time, for the following purposes:

    1. To elect four directors, each to serve for a term of three years;

    2. To approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 800,000,000 to 1,600,000,000;

    3. To approve the employment of PricewaterhouseCoopers
LLP, as independent
       accountants, to audit the books and accounts of the Company for 1999; and

    4. To act upon such other matters, including the shareholder proposals
       (pages 10-17), as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 1, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A list of such shareholders will be available during regular business hours at the Company's office, 7007 Sea
World Drive, Orlando,
Florida for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                    By Order of the Board of
Directors,

                                    /s/ JoBeth G. Brown

                                    JoBeth G. Brown
                                    Vice President and
Secretary


March 12, 1999



IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO
THE MEETING. IF YOU
ARE A SHAREHOLDER OF RECORD AND PLAN TO ATTEND THE MEETING
IN PERSON, PLEASE
BRING THE ADMISSION TICKET YOU RECEIVED IN YOUR PROXY
MAILING WITH YOU TO THE
MEETING. IF, HOWEVER, YOUR SHARES ARE HELD IN THE NAME OF A
BROKER OR OTHER
NOMINEE, PLEASE BRING WITH YOU A PROXY OR LETTER FROM THAT
FIRM CONFIRMING YOUR
OWNERSHIP OF SHARES.

                         ANHEUSER-BUSCH COMPANIES, INC.

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anheuser-Busch Companies, Inc. (the
"Company") for use at the Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing
Notice of Annual Meeting of Shareholders. The address of the Company's principal executive offices is One Busch Place, St. Louis, Missouri 63118. This Proxy
Statement and the form of proxy are being mailed to shareholders on or about
March 12, 1999.

                        VOTING AND REVOCABILITY OF PROXY

    This year, registered shareholders can simplify their voting and save the
Company expense by calling 1-800--------- or voting via the Internet at
---------------------. Telephone and Internet voting information is provided on the proxy card. A Control Number, located on the proxy card, is designed to verify shareholders' identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone and Internet voting will depend on their voting processes.

    If you do not choose to vote by telephone or Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the
Directors. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein.
IF YOU DO VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY
TO RETURN YOUR
PROXY CARD.

    You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone or Internet or mail, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspectors of election in care of the Vice President and Secretary of the
Company.

    YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO
VOTE BY TELEPHONE,
INTERNET, OR BY SIGNING AND RETURNING THE ACCOMPANYING PROXY
CARD WHETHER OR NOT
YOU PLAN TO ATTEND THE MEETING. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

    In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                         POLICY OF CONFIDENTIAL VOTING

    It is the policy of the Company that all proxies, ballots, and vote tabulations that identify the vote of a shareholder will be kept confidential from the Company, its directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a shareholder appear on a proxy card or other voting material. The Company continues its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

                         RECORD DATE AND VOTING RIGHTS

    Only shareholders of record at the close of business on March 1, 1999, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote ---------- shares of common stock. Each shareholder entitled to vote shall have one vote for each share of common stock registered in such shareholder's name on the books of the Company as of the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this Proxy Statement. If such a majority is represented at the meeting, then the four nominees for director who receive the highest number of the votes cast will be elected. The other matters require the approving vote of at least a majority of the votes cast, except for Item 2 on the proxy card, which requires the approving vote of the holders of a majority of the Company's outstanding common shares. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be represented at the meeting, but will be considered to be voted only as to those matters actually voted.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Company is divided into three Groups, with the term of office of each Group ending in successive years. The term of directors of Group II expires with this Annual Meeting. The terms of directors of Group
III and Group I expire with the Annual Meetings in 2000 and 2001, respectively.
Pursuant to the Board's retirement policy, Judge William H.
Webster and Dr.
Sybil C. Mobley, whose terms will expire with this Annual Meeting, are not standing for re-election. The valued advice and counsel of these individuals will continue to be available to the Company as each serves as an advisory member of the Board for a two year period.

    The following information is submitted respecting the nominees for election and the other directors of the Company:

     NOMINEES FOR ELECTION AT THIS MEETING TO A TERM
EXPIRING IN 2002
                           (GROUP II DIRECTORS):

                        JOHN E. JACOB
                         Mr. Jacob, 64, has been a director
since 1990. He has been
                         Executive Vice President and Chief
Communications Officer
   JACOB [PHOTO]         of the Company since 1994. He was
President and Chief
                         Executive Officer of the National
Urban League, Inc., a
                         community-based social service and
advocacy agency, from
                         1982-1994. He is also a director of
Coca-Cola Enterprises,
                         Inc. and LTV Corporation. Mr. Jacob
is a member of the
                         Finance, Shareholder Meetings, and
Executive Committees.

                        CHARLES F. KNIGHT
                         Mr. Knight, 63, has been a director
since 1987. He is
                         Chairman of the Board and Chief
Executive Officer of
   KNIGHT [PHOTO]        Emerson Electric Co., a
manufacturer of electrical and
                         electronic equipment. He has been
Chairman of the Board and
                         Chief Executive Officer since 1974.
He also served as
                         President from 1995-March 1997. He
is also a director of BP
                         Amoco p.l.c., IBM Corporation,
Morgan Stanley Dean Witter &
                         Co., and SBC Communications, Inc.
Mr. Knight is Chairman of
                         the Conflict of Interest and
Finance Committees and is a
                         member of the Executive and
Nominating Committees.

                        JAMES B. ORTHWEIN
                         Mr. Orthwein, 74, has been a
director since 1963. He served
                         as Chairman of the Board and Chief
Executive Officer of the
   ORTHWEIN [PHOTO]      advertising agency D'Arcy MacManus
Masius Worldwide, Inc.
                         (now D'Arcy Masius Benton & Bowles)
from 1976 until his
                         retirement in 1982. He has been a
partner of Precise
                         Capital, L.P., a private investment
partnership, since
                         1983. Mr. Orthwein is Chairman of
the Shareholder Meetings
                         Committee and is a member of the
Executive and Nominating
                         Committees.

                        JOYCE M. ROCHE
                         Ms. Roche, 51, has been a director
since December 1998. She
                         was President and Chief Operating
Officer of Carson, Inc.,
   ROCHE [PHOTO]         a personal care products company,
1996-1998 and Executive
                         Vice President-Global Marketing of
Carson, Inc. from
                         1995-1996. She was Vice President-
Global Marketing of Avon,
                         Inc. from 1993-1994. She is also a
director of SBC
                         Communications, Inc. and Tupperware
Corporation.

                        THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR THESE NOMINEES.

                                       4

          DIRECTORS WHOSE TERM CONTINUES UNTIL 2000 (GROUP
III DIRECTORS):

                        BERNARD A. EDISON
                         Mr. Edison, 70, has been a director
since 1985. He was
                         President of Edison Brothers
Stores, Inc., a group of
   EDISON [PHOTO]        retail specialty stores, from 1968
until his retirement in
                         1987. He is also a director of
General American Life
                         Insurance Co. and Reinsurance Group
of America, Inc.
                         Mr. Edison is Chairman of the
Audit, Executive Salaries,
                         and Stock Option Plans Committees
and is a member of the
                         Executive and Shareholder Meetings
Committees.

                        VERNON R. LOUCKS, JR.
                         Mr. Loucks, 64, has been a director
since 1988. He is
                         Chairman of the Board of Baxter
International Inc., a
   LOUCKS [PHOTO]        manufacturer of health care
products, specialty chemicals,
                         and instruments. He has been
Chairman since 1987 and was
                         Chief Executive Officer of Baxter
International from
                         1987-1998. He is also a director of
Affymetrix, Inc.,
                         Coastcast Corporation, Dun &
Bradstreet Corporation,
                         Emerson Electric Co., and The
Quaker Oats Company. Mr.
                         Loucks is a member of the Audit,
Conflict of Interest,
                         Executive Salaries, Stock Option
Plans, and Nominating
                         Committees.

                        VILMA S. MARTINEZ
                         Ms. Martinez, 55, has been a
director since 1983. She has
                         been a partner in the law firm of
Munger, Tolles & Olson
   MARTINEZ [PHOTO]      since 1982. She is also a director
of Burlington Northern
                         Santa Fe Corporation, Fluor
Corporation, Sanwa Bank
                         California, and Shell Oil Company.
Ms. Martinez is a member
                         of the Audit, Executive Salaries,
Pension, and Stock Option
                         Plans Committees.

                        WILLIAM PORTER PAYNE
                         Mr. Payne, 51, has been a director
since 1997. He has been
                         Chairman of Orchestrate.com, a web-
based intelligent
   PAYNE [PHOTO]         communications manager that is a
subsidiary of Premiere
                         Technologies, Inc., since July
1998. He was Vice Chairman
                         of NationsBank Corporation, from
1997-June 1998. He was
                         President and Chief Executive
Officer of the Atlanta
                         Committee for the Olympic Games
from 1991 to 1997. Mr.
                         Payne is also a director of Cousins
Properties, Inc.,
                         Jefferson-Pilot Corporation, ACSYS,
Inc., and Premiere
                         Technologies, Inc. Mr. Payne is a
member of the Executive
                         Salaries and Stock Option Plans
Committees.

                        EDWARD E. WHITACRE, JR.
                         Mr. Whitacre, 57, has been a
director since 1988. He has
                         been Chairman of the Board and
Chief Executive Officer of
  WHITACRE [PHOTO]       SBC Communications, Inc., a
diversified communications
                         holding company, since 1990. He is
also a director of
                         Burlington Northern Santa Fe
Corporation, Emerson Electric
                         Co., and The May Department Stores
Company. Mr. Whitacre is
                         Chairman of the Pension and
Nominating Committees and is a
                         member of the Audit, Executive, and
Finance Committees.

                                       5

           DIRECTORS WHOSE TERM CONTINUES UNTIL 2001 (GROUP
I DIRECTORS):

                        AUGUST A. BUSCH III
                         Mr. Busch, 61, has been a director
since 1963. He is
                         Chairman of the Board and President
of the Company. He has
   BUSCH [PHOTO]         been President since 1974, Chief
Executive Officer since
                         1975, and Chairman since 1977. He
is also a director of
                         Emerson Electric Co., General
American Life Insurance Co.,
                         and SBC Communications, Inc. Mr.
Busch is Chairman of the
                         Executive Committee and is a member
of the Nominating
                         Committee.

                        CARLOS FERNANDEZ G.
                         Mr. Fernandez, 32, has been a
director since 1996. He is
                         Vice Chairman of the Board of
Directors and Chief Executive
  FERNANDEZ [PHOTO]      Officer of Grupo Modelo, S.A. de
C.V., a Mexican company
                         engaged in brewing and related
operations, which positions
                         he has held since 1994 and May
1997, respectively. During
                         the last five years he has also
served and continues to
                         serve in key positions of the major
production subsidiaries
                         of Grupo Modelo, including
Executive Vice President since
                         1994 and Chief Operating Officer
since 1992. Mr. Fernandez
                         is a member of the Conflict of
Interest and Finance
                         Committees.

                        JAMES R. JONES
                         Ambassador Jones, 59, has been a
director since April 1998.
                         He is an attorney currently engaged
in the private practice
  JONES [PHOTO]          of law. He was President - Warnaco
International, an
                         apparel company, from 1997-1998. He
was the U.S. Ambassador
                         to Mexico from 1993 to 1997 and
Chairman and Chief
                         Executive Officer of the American
Stock Exchange from 1989
                         to 1993. He is also a director of
Kansas City Southern
                         Industries, Inc. and Keyspan
Energy. Ambassador Jones is a
                         member of the Finance and Pension
Committees.

                        ANDREW C. TAYLOR
                         Mr. Taylor, 51, has been a director
since 1995. He is
                         President and Chief Executive
Officer of Enterprise
  TAYLOR [PHOTO]         Rent-A-Car Company, which position
he has held since 1991.
                         He is also a director of Commerce
Bancshares, Inc. and
                         General American Life Insurance Co.
He is a member of the
                         Audit and Finance Committees.

                        DOUGLAS A. WARNER III
                         Mr. Warner, 52, has been a director
since 1992. He has been
                         Chairman of the Board, President,
and Chief Executive
   WARNER [PHOTO]        Officer of J. P. Morgan & Co.
Incorporated
                         ("Morgan") and Morgan Guaranty
Trust Company of New York
                         (the "Bank") since January 1995 and
President of Morgan and
                         the Bank since 1990. He is also a
director of General
                         Electric Company. Mr. Warner is a
member of the Audit,
                         Finance, and Pension Committees.

STOCK OWNERSHIP

    The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock.

    The following table shows the number of shares of the Company's common stock and the Deferred Units with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors, nominees, and executive officers as a group as of the most recent practicable date. The number of shares shown for each individual represents less than 1% of the common stock outstanding. The number of shares shown for all directors, nominees, and executive officers as a group represents 2.0% of the common stock outstanding.
Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.


NUMBER OF

SHARES OF

COMMON STOCK            DEFERRED
          NAME
BENEFICIALLY OWNED         UNITS<F1>
          ----
------------------         ---------
August A. Busch III.........................................
2,538,897<F2>               --
Bernard A. Edison...........................................
0<F3>           47,676
Carlos Fernandez G..........................................
3,100                   --
John E. Jacob...............................................
313,480<F4>            5,415
James R. Jones..............................................
300<F5>               --
Charles F. Knight...........................................
16,000               30,287
Stephen K. Lambright........................................
436,728<F6>               --
Vernon R. Loucks, Jr........................................
2,000                1,962
Vilma S. Martinez...........................................
266                7,773
James B. Orthwein...........................................
1,603,408<F7>               --
William Porter Payne........................................
700                2,347
John H. Purnell.............................................
351,444<F8>               --
Joyce M. Roche..............................................
628                   --
Patrick T. Stokes...........................................
839,002<F9>               --
Andrew C. Taylor............................................
14,697                  772
Douglas A. Warner III.......................................
2,000                1,201
Edward E. Whitacre, Jr......................................
2,000                3,578
All directors, nominees, and executive officers as a group
  (26 persons)..............................................
9,655,448<F10>

-------------

 <F1> Deferred Units represent director fees deferred to the individual's share
      equivalent account under the Company's deferred compensation plan for non-employee directors. The value of the Units at the time of distribution will be equal to the market value of the equivalent number of shares of the Company's common stock and will be paid in cash. No voting rights are associated with Deferred Units.

 <F2> The number of shares includes 1,136,415 shares that
are subject to
      currently exercisable stock options, of which 265,080 are held in trusts for the benefit of children of Mr. Busch. Of the shares shown, Mr. Busch has shared voting and shared investment power as to 529,918 shares and
      1,024,032 shares are held in trusts of which Mr. Busch is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 98,955 shares beneficially owned by Mr.
      Busch's wife are not included.

 <F3> Following the acquisition in 1989 by Edison Brothers
Stores, Inc. of an
      indirect interest in a retail liquor license, Mr.
Edison sold all shares
      of Company common stock owned by him to avoid any possible conflicts with state alcoholic beverage control laws.

 <F4> The number of shares includes 299,399 shares that are
subject to
      currently exercisable stock options, of which 40,000 are held in a trust for the benefit of the child of Mr. Jacob.

 <F5> Mr. Jones has shared voting and shared investment
power with respect to
      these shares.

 <F6> The number of shares includes 354,191 shares that are
subject to
      currently exercisable stock options. 8,817 shares owned by members of Mr.
      Lambright's immediate family are not included.

 <F7> Of the shares shown, Mr. Orthwein has shared voting
and shared investment
      power as to 331,336 shares.

 <F8> The number of shares includes 280,583 shares that are
subject to
      currently exercisable stock options. 30,000 shares owned by
      Mr. Purnell's wife are not included.

 <F9> The number of shares includes 628,618 shares that are
subject to
      currently exercisable stock options.

<F10> The number of shares stated includes 4,711,266 shares
that are subject to
      currently exercisable stock options or stock options that become exercisable within 60 days and 1,024,032 shares that are referred to in
      Note 2. The directors, nominees, and executive officers as a group have sole voting and sole investment power as to 3,058,596 shares and shared voting and shared investment power as to 861,554 shares. 169,928 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

                  ADDITIONAL INFORMATION CONCERNING THE
BOARD
                          OF DIRECTORS OF THE COMPANY

    During 1998 the Board of Directors held 10 meetings. No current director who served during 1998 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board on which he or she served. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

    Each director who is not an employee of the Company is paid an annual retainer of $40,000, which each director may elect to receive in stock, cash, or a combination of stock and cash. Each non-employee director also receives a fee of $1,400 for each Board of Directors meeting attended or dispensed with and a fee of $1,200 for attendance at a meeting of a committee of the Board and for any other meeting of directors at which less than a quorum of the Board is present. Annual fees of $10,000 each are paid to the Chairmen of the Audit,
Conflict of Interest, Executive Salaries, Finance, and
Pension Committees. The
Chairmen of the Nominating and Shareholder Meetings
Committees are each paid an
annual fee of $3,000. The Company also provides each non-employee director group term life insurance coverage of $50,000.

    Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors' fees. At the election of the director, deferred amounts are credited to a fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director's election, such payments may be made either in a lump sum or over a period not to exceed ten years.

    August A. Busch III and James B. Orthwein are first cousins. See "Other
Transactions Involving Directors, Officers, or Their
Associates," pages 24-25,
for additional information concerning certain of the directors.

    Information concerning certain standing committees of the Board of Directors is set out below:

AUDIT COMMITTEE

    The functions of the Audit Committee are to recommend to the Board of
Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management, the independent accountants and the General Auditor their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control;
receive reports from the Business Practices Committee regarding implementation of and compliance with the Company's business ethics policy and discuss with management any concerns the Audit Committee may have with regard to the
Company's business practices; receive reports from the Environmental Policy
Committee regarding implementation of and compliance with the Company's environmental policy and discuss with management any concerns the Audit
Committee may have with regard to the Company's environmental practices; hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent accountants, and the General Auditor to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. During 1998 the Committee held four meetings.

NOMINATING COMMITTEE

    The function of the Nominating Committee is to recommend to the Board of
Directors a slate of nominees for directors to be presented on behalf of the
Board for election by shareholders at each Annual Meeting of the Company and to recommend to the Board persons to fill vacancies on the Board of Directors. The
Committee will consider nominees recommended by shareholders upon submission in writing to the Secretary of the

Company the names of such nominees, together with their qualifications for service as a director of the Company. During 1998 the committee held two meetings.

EXECUTIVE SALARIES COMMITTEE

    The function of the Executive Salaries Committee is to consider and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of the Company and to other officers and upper-management employees of the Company and its subsidiaries. During 1998 the
Committee held two meetings. The Committee's report on 1998 executive compensation is on pages 17-19.

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK
                             (ITEM 2 ON PROXY CARD)

    The Board of Directors has directed that there be submitted to the shareholders a proposal to approve an amendment (the "Amendment") to Article
FOURTH of the Restated Certificate of Incorporation of the Company (the
"Certificate") so as to increase the number of shares of $1 par value common stock which the Company has authority to issue from 800,000,000 to
1,600,000,000. The number of preferred shares authorized would not be changed by this amendment, nor would the par value of either the common or the preferred shares be affected in any way.

    As of January 31, 1999, 713,429,566 shares of common stock were issued
(including 237,293,625 shares held in the Treasury) and an aggregate of
54,014,671 shares were reserved for issuance pursuant to the Company's various employee stock plans. Therefore, as of such date, 32,555,763 shares were unreserved. If the proposed Amendment is approved, in the aggregate there will be 886,570,434 common shares available for issuance. The Company does not have any current plans, agreements, or understandings to issue stock which would involve any of the common shares that the shareholders are being asked to authorize.

    The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of common stock available for possible future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. Having such additional authorized shares of common stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders meeting. All authorized but unissued shares of common stock, including the additional shares of common stock authorized by the Amendment, will be available for issuance without further authorization of the shareholders, unless such action is required by applicable law or the rules of a stock exchange on which the Company's common stock may be listed at that time.

    Issuing additional shares or rights to acquire shares could have the effect of diluting the stock ownership, earnings per share, and voting power of existing shareholders, except in prorata distributions such as stock dividends and stock splits. In addition, although the Board of Directors has no present intention of doing so, the proposed increase in authorized common stock could be used to make it more difficult to effect a change in control of the Company without first negotiating with the Board. Common and preferred shares, or rights to acquire such shares, could be issued in a manner which could make a non-negotiated takeover more difficult or costly, or which otherwise could encourage a person interested in acquiring control of the Company to negotiate with the Board of Directors. However, the Company has other defenses available against coercive or unfair takeover attempts by third parties, and at present the Board knows of no attempt to obtain control of the Company.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a majority of the Company's outstanding common stock is required to approve the proposed increase in the authorized shares. If the proposed Amendment is approved, the first sentence of
Article FOURTH of the Company's Certificate will be as follows:

        FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,640,000,000, of which 40,000,000 shares shall be
        Preferred Stock having a par value of $1 per share, and 1,600,000,000 shares shall be Common Stock, having a par value of $1 per share.

    The Board of Directors recommends a vote FOR the proposal to increase the number of authorized shares of common stock.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 1999. The Board of Directors has, subject to such approval, selected PricewaterhouseCoopers LLP.

    A representative of PricewaterhouseCoopers LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by shareholders.

    The Board of Directors recommends a vote FOR the proposal to approve the employment of PricewaterhouseCoopers LLP.

                             SHAREHOLDER PROPOSALS

    Proponents of six shareholder proposals have stated that they intend to present the following proposals at the annual meeting. The proposals and supporting statements are quoted below. THE BOARD HAS
CONCLUDED IT DOES NOT
SUPPORT THESE PROPOSALS FOR THE REASONS GIVEN AND RECOMMENDS
THAT SHAREHOLDERS
VOTE AGAINST ALL SIX PROPOSALS.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE
PERIOD
                             (ITEM 4 ON PROXY CARD)

    Joseph Zuffante, 22 Perkins Street, Arlington, MA 02174, beneficial owner of
256 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That ANHEUSER-BUSH [sic] stockholders urge the Board of Directors take the necessary steps to adopt a policy that no executives may cash in on stock options within six months of the announcement of a significant workforce (more than 1% of total work force) reduction."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Stock options were created to reward good performance. This proposal would help to ensure that options reward real improvements in performance, rather than short-term stock boosts which are sometimes associated with the announcement of major layoffs."

    "While Wall Street may give a temporary boost to stock prices at layoff announcements, there is growing concern that downsizings do not translate into long-term benefits for shareholders. **updat**
[sic] Author Timothy
    Carpenter likens such layoffs to 'converting your favorite horse to the commodity status of refined glue. Yes, it can be more efficient and profitable, but who or what will replace the horse?'

    "A recent 7-year study of 25 large corporations noted that a 10% reduction in employment caused an average of only a 1.5% reduction in operating costs.
    After three years, the average downsized company's stock was up only 4.7%, compared with a typical increase of 34.4% for similar companies in the same field that didn't reduce staff to the same extent.

    "As investors with a long-term horizon interested in building our investments into the next century, we believe long-term growth of
    Anheuser-Busch is served by linking options to long-term company growth, rather than stock market blips that have more to do with the zeitgeist on
    Wall Street than with the real value of the Company.

    "For the above reasons we urge you to vote FOR this proposal."

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Company continually reviews its businesses for means by which it can enhance the long-term interests of its shareholders. The Company does not routinely implement significant workforce reductions nor has it ever implemented a workforce reduction in order to temporarily inflate the price of our stock. In fact, the only significant workforce reduction (as defined by the shareholder proponent as more than 1% of the total workforce) reflected in the Company's records was in 1993 through a voluntary enhanced retirement program in which
1,271 employees or 2.9% of our total workforce at that time participated. The decision to implement the 1993 enhanced retirement program was made only after extensive review of the consequences and with the objective to enable the
Company to compete more effectively, benefiting the Company's shareholders, including its continuing employees, over the long-term. This action was not undertaken to achieve a temporary one-time "boost" in the Company's stock price.

    Stock options are the Company's only long-term incentive for executives of the Company and are a significant portion of their total compensation package.
Our stock option program was established to foster a long-term perspective by our executives aligned with that of our shareholders. We believe our current stock program accomplishes that objective because it links executive incentives to stock appreciation by putting that portion of our executives' total compensation at risk, depending on stock price appreciation. The issuance of stock options also facilitates stock ownership by Company executives, further aligning their interests with those of our shareholders. The terms of our stock option grants provide further long-term incentive. Our stock option grants generally vest and become exercisable over a period of three years, not immediately, and thereafter remain exercisable for seven years. We believe this encourages our executives to focus on long-term shareholder returns because executives will maximize their returns if the Company's stock price increases over the long-term, regardless of short-term fluctuations.

    In sum, decisions by the Company concerning workforce reductions are in no way motivated by possible short term stock price "boosts" as suggested by the shareholder proponent. Moreover, the Company believes that its stock option program already fully aligns executive incentives with long-term Company growth.
We do not agree with the shareholder proponent that it is necessary to further restrict the ability of Company executives to exercise their options.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE
PRICE
                             (ITEM 5 ON PROXY CARD)

    Stephen C. Spillane, 90 Vesey Street, Brockton, MA
02301, beneficial owner
of 703 shares of common stock of the Company, has submitted the following proposal:

    "PROPOSAL: That shareholders urge that, for the twenty highest paid employees of Anheuser-Busch Companies, Inc. no future option plans be adopted, or existing option plans be amended, to allow options to be issued for exercise prices below those of any options that were outstanding at any time during the year immediately preceding the grants of the new options."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Stock options are granted to tie executive compensation with company performance and align shareholder interests with those of senior management. However, if there are no consequences for poor performance, the options do not serve this purpose."

    "Popular outcry against repricing has become more frequent. Consider the following:

        'Many companies are willing to move the threshold at which stock options can be exercised, but typically they engage in the heads-I-win, tails-I-still-win strategy of repricing stock options downward, not upward, thereby making it easier to reach a point where the options become valuable.' -The New York Times

        'At the very least, every proposal to reprice existing options should be put to a shareholder vote. No less important, repricings for top exacs
        [sic] make no sense under any conditions. Stock options are long-term incentives that should not be used to reward a management that fails to produce results.' -John Byrne, Business Week

    "This proposal is, however, limited to the top rank of management. We understand that options can play an important role in retaining qualified employees, and there may be occasions where repricing options for mid-level employees is a defensible decision. However, for top management--who can be assumed to have more direct responsibility for the direction of the company and for its success or failure--we believe repricing should never be allowed. Executives need to be held accountable for poor performance, and certainly not rewarded for it.

    "For the above reasons we urge you to vote FOR this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Company agrees with the shareholder proponent that option repricing, which occurs when companies adjust outstanding stock options to lower the exercise price, is inappropriate. Indeed, the Company's stock option plans, which were overwhelmingly approved by the shareholders, specifically prohibit repricing.

    The Company's option plans require that options be granted with an exercise price no less than the market price on the date of grant.
This means that the
employees who receive options are able, after vesting requirements (usually over a period of three years) have been met, to purchase the Company's stock during the term of the option, at the price for which the stock could be purchased by the public on the date of grant. Since the Company's plans do not allow the purchase price to be lowered after grant, the option will have value to the employee recipient only if the price of the stock goes up.

    Although option repricing is the central theme of the proponent's supporting statement, the proposal itself relates to the ability of the Company to grant options at the current market price. The proponent seeks an arbitrary restriction on option grants to senior executives by providing that the exercise price for such grants be no lower than the highest market price of the Company's stock on the date any option was granted during a prior period of up to ten years (since the Company's options are granted with a ten-year term.) This restriction would be complicated to administer, provide no increased benefit to shareholders, and make the option plan less effective in providing long-term incentive compensation for senior executives.

    The Board believes the interests of the Company and its shareholders are best served by continuation of the stock option program as approved by the
Company's shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

            SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER
RIGHTS PLAN
                             (ITEM 6 ON PROXY CARD)

    James M. O'Brien, 40 Magnolia Avenue, Brockton, MA
02301, beneficial owner
of 980 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the Shareholders of Anheuser-Busch
Compnaies, [sic] Inc.
    urge the board of directors to redeem any shareholder rights plan unless the plan is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as possible; and that this policy apply to rights plans which currently exist, and to those that may be considered in the future."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: At any time, Anheuser-Busch's board may adopt a shareholder rights plan commonly known as a 'poison pill.' Shareholders are concerned that rights plans can serve to insulate boards and management from shareholder interests.

    "Generally, we believe 'pills' depress a company's stock price and serve to insulate management. As a December 19, 1996 New York
Times article notes
    poison pills are not serving their original intention of protecting all shareholders:

        But if the Board has the power to suspend the pill for some bidders and not for others, it can then allow a friendly bidder to make a coercive offer while preventing a better offer from another suitor. That's not the way pills are supposed to work.

    "For these reasons, we believe the unilateral adoption of this poison pill plan by the Board detracts from our company's broader relationship with its shareholders and harms shareholder value. Therefore, we urge a vote FOR the resolution."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Board of Directors adopted the Company's Shareholder Rights Plan in 1985 and extended it in 1994 to protect the Company's shareholders in the event of certain unsolicited attempts to acquire control of the Company, including a partial or two-tier tender offer that fails to treat all shareholders equally, a
"creeping acquisition" of the Company by the purchase of stock on the open market and other acquisition tactics that the Board believes are unfair to the
Company's shareholders and are not in their best interests.
Plans similar to the
Company's Plan have been adopted by a majority of the corporations included in the Standard & Poor's 500.

    A major function of the Rights Plan is to give the Board a greater period of time within which it can properly evaluate an acquisition offer. A second major function of the Plan is to induce a bidder for the Company to negotiate with the
Board and thus strengthen the Board's bargaining position vis-a-vis such bidder.
The plan thus enables the Board, as elected representatives of the shareholders, to better protect and further the interests of the Company's shareholders in the event of an acquisition proposal. The Board gains the opportunity and additional time to determine if an offer reflects the full value of the Company and is fair to all shareholders, and if not, to reject the offer or to seek an alternative that meets these criteria.

    The Board's fiduciary duty to the shareholders dictates that it evaluate the merits of each and every acquisition proposal presented to the Board and seek to insure that any proposed business combination or acquisition delivers full value to the shareholders.

    The Board believes that the adoption of a Rights Plan is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of the shareholders. The adoption of such a plan is in accord with the Board's responsibilities for the management of the Company's affairs and the issuance of securities and does not require shareholder approval. Redeeming the rights would remove an important tool that the Board should have for the protection of shareholders. The Board therefore believes that any decision to redeem the rights should be made in the context of a specific acquisition proposal.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

               SHAREHOLDER PROPOSAL CONCERNING BOARD
COMPOSITION
                             (ITEM 7 ON PROXY CARD)

    John M. Shea, 64 "L" Street, South Boston, MA 02127, beneficial owner of
1,120 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: The shareholders urge that the board of directors adopt a policy that no board members shall serve if he or she is not an independent director. For these purposes, the board should adopt the following definition of independence to mean a director who:

    * is not employed by the Company or an affiliate in an executive capacity;

    * is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

    * is not employed by a significant customer or supplier to the Company;

    * has no personal services contract with the Company or one of it's [sic]
      affiliates;

    * is not part of an interlocking directorate in which the CEO or any other executive officer of the Company serves on the board of another corporation that employs the director;

    * and does not have any personal, financial, and/or professional relationships with the CEO or other executive officer that would interfere with the exercise of independent judgement by such director."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The purpose of this proposal is to incorporate a standard of independence that will permit objective decision making on compensation and other issues at Anheuser-Busch.

    "The current Board includes many individuals who do not meet this standard of independence. The section of this proxy statement entitled 'Other
    Transactions Involving Directors, Officers, and Their
Associates' detail the
    web of relationships.

    "These include:

    * Carlos Fernandez, Vice Chairman of the Board of
Directors of Grupo Modelo
      and Diblo, and Chief Executive Officer of Grupo and
Modelo, companies in
      which Anheuser-Busch holds considerable stakes, and is currently in the midst of disputed stock transactions. Mr. Fernandez serves on the
      Anheuser-Busch board as a representative of the Controlling Shareholders of Diblo.

    * James B. Orthwein, President and General Manager of
Double Eagle
      Distribution [sic].

    * Percy J. Orthwein II, Chairman of the Board of Double
Eagle Distributing.
      Both men are the sons of board member James B.
Orthwein. In 1997 Double
      Eagle purchased $38,735,202 of products from Anheuser-
Busch Incorporated.

    * Steven Knight, a majority owner of City Beverage,
L.L.C., is the son of
      board member Charles F. Knight. In 1997, Anheuser-
Busch Incorporated
      entered into an agreement to acquire the assets of the Kent, Washington wholesalership and then agreed to assign the right to acquire the business to City Beverages, L.L.C. City Beverages L.L.C. paid
$5,437,000 of [sic]
      the wholesalership.

    * Director William Webster is a partner at Milbank,
Tweed, Hadley & McCoy
      [sic], which Anheuser-Busch used for legal services in 1997."

    "For the above reasons, we urge a vote FOR this resolution."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Company recognizes the importance of having independent, non-management directors. For this reason, only two of the current 16 directors are members of management. Furthermore, all compensation decisions are made by the Executive
Salaries Committee and the Stock Option Plans Committee, which are made up entirely of independent directors.

    This shareholder proposal, however, asks that ALL directors be
"independent." This extreme and unreasonable requirement would not be in the best interests of the Company's shareholders. It would, for example, render ineligible for Board service the Company's Chief Executive
Officer, who is the
person most knowledgeable about the Company. The Company is aware of no recognized corporate governance guidelines that advocate such an extreme position.

    The Board of Directors and the Nominating Committee are committed to an extremely high quality and diverse membership of the Board. Our Board consists of a highly effective combination of individuals with a variety of Company knowledge, business acumen, professional expertise, personal experience, historical perspective, and independent judgment. Limiting director candidates as narrowly as described in this proposal would severely limit the shareholders, ability to elect the most qualified individuals to the Board and, we believe, would result in a much less effective Board of Directors.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

                SHAREHOLDER PROPOSAL CONCERNING CLASSIFIED
BOARD
                             (ITEM 8 ON PROXY CARD)

    The International Brotherhood of Teamsters, 25 Louisiana
Avenue, N.W.,
Washington, D.C. 20001, owner of 90 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That Anheuser-Busch Companies' stockholders urge the Board of
    Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of Director elections. The board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: Anheuser-Busch Companies' board is divided into three classes of directors serving staggered three-year terms.
This means an
    individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

    "We think continuity is insured through director re-elections. When directors are performing well they routinely are re-elected with majorities over 95%. Anheuser-Busch does not suffer from a lack of continuity; in addition to two Busch heirs, who have served more than thirty years [sic].

    "We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, it can help speed the diversification of Anheuser-Busch's board and introduce new perspectives.

    "In addition, a declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year. A declassified board can help give Anheuser-
Busch the flexibility
    it needs as it moves into the next century.

    "Generally, shareholders have grown hostile to classified boards. This is especially important for employee shareholders. In 1998, Walt Disney Company agreed to change the by-laws after the resolution passes with 65% of the vote. At Fleming and Eastman Kodak more than 70% of shareholders voted to declassify the board. In 1997 a majority of shares voted for board declassification at Bausch & Lomb, Bristol-Meyers
Squibb, Eastman Kodak and
    Ogden.

    "By adopting annual elections, Anheuser-Busch can demonstrate its commitment to fuller accountability to shareholders, accountability that honors shareholder prerogatives.

    "We urge you to vote YES for this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Company's classified Board system, where one third of the directors are elected each year, was approved by the Company's shareholders in 1985 by more than 85% of the shares voted at the meeting. The Board of Directors continues to believe that a classified board is in the best interests of the Company and its shareholders.

    Anheuser-Busch believes this system helps provide continuity and stability in the management of the business and affairs of the Company. It assures that at least two-thirds of the directors at any one time have prior experience with and in-depth knowledge of Anheuser-Busch; this experience and knowledge not only contribute to more effective long range strategic planning but are particularly important given the challenges Anheuser-Busch faces in the current environment of the domestic beer industry and as the Company implements its plans for international growth.

    Classified boards are also intended to prevent sudden change in the composition of the Board by preventing the election of an entirely new Board in a single year. At least two annual shareholder meetings are required to effect a change in control of the Board. This in turn encourages any person or group seeking to acquire control to negotiate at arm's length with the management and the Board, who are in the best position to negotiate a transaction which is fair to all of the shareholders of the Company.

    The proponent's concerns about diversification of the Company's Board and the introduction of new perspectives have been handled very effectively through the current classified structure. The Board and the Nominating Committee are committed to an extremely high quality, diverse membership of the Board and are proud of the Company's achievements as measured by both criteria. The Company's
Board of Directors is diverse in race, ethnicity, gender, age, background, and years of Board service.

    This proposal requires approval by a majority of the shares voted on the issue. It should be noted, however, that adoption of this proposal would not by itself eliminate the classified Board. Under Delaware law, the Board of
Directors has to recommend further action by the shareholders to amend the
Restated Certificate of Incorporation to eliminate the classified Board and the amendment then must be approved by a majority of the shares entitled to vote (as opposed to the lower requirement of a majority of the shares actually voted that is needed to approve this advisory resolution).

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

             SHAREHOLDER PROPOSAL CONCERNING CHAIRMAN OF THE
BOARD
                             (ITEM 9 ON PROXY CARD)

    Paul M. Cannon, 81 Cochato Road, Braintree, MA 02184, beneficial owner of
657 shares of common stock of the Company, has submitted the following proposal:

    "RESOLVED: That the shareholders of Anheuser-Busch
Companies, Inc. urge the
    board to take the necessary steps to require that an independent director who was not formerly the chief executive of the company serve as chair of the board."

    The shareholder's statement in support of the proposal is as follows:

    "SUPPORTING STATEMENT: The board's responsibility in scrutinizing management plans may be reduced when the board chair is also the chief architect of the management plan in his or her capacity as chief executive officer. By requiring that the chair be an independent director, the board may be able to bring to bear more critical review of basic management plans.

    "Numerous scholars have called for greater distinction between directors and management. An idea parallel to splitting the Chair and CEO is naming a
    'lead' director, an idea championed by attorney Martin
Lipton and Harvard
    Business School Prof. Jay Lorsch. Tyco has such a lead director, Philip
    Hampton. His role allows 'the Board to operate independently of management,'
    he explains. Adds Tyco CEO Dennis Kozlowski, 'It's a real good check and balance.'

    "Splitting the Chair and CEO, we believe, enhances these advantages through more formal acknowledgement that the board will be led by a non-management officer.

    "For these reasons, we urge you to vote FOR this proposal."

                            ------------------------

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
ABOVE PROPOSAL.

    The Board believes that it is not in the best interests of the Company and its shareholders to require that the Chairman be an independent director who was not formerly the Chief Executive Officer of the Company.

    The Company's bylaws require the Board to select a Chairman from its membership. The current Chairman is also the Chief Executive Officer. There is no requirement, however, that the Chairman also be the Chief Executive Officer and in the past, the positions have been held by two different individuals. The
Board is in the best position to determine who should serve as Chairman at any given time in light of the Company's then-current and anticipated future circumstances.

    Since only two of the Board's current 16 directors are current or former employees of the Company, there are ample independent directors to offer critical review of management plans. Furthermore, all of the Board committees other than the Executive Committee are Chaired by outside directors.

    The Board believes that the Company's bylaws provide appropriate flexibility for the selection of a Chairman and that the shareholder proposal imposes an unnecessary restriction that is not in the best interests of the Company and its shareholders.

    FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS A
VOTE AGAINST THIS
PROPOSAL.

                            ------------------------

                         SHAREHOLDER PROPOSALS FOR 2000

    For inclusion in the Company's Proxy Statement and form of proxy, any shareholder proposals intended to be presented at the 2000
Annual Meeting must
be received by the Company at its principal executive offices no later than
November 13, 1999.

    Shareholders of record who do not submit proposals for inclusion in the
Proxy Statement but who intend to submit a proposal at the 2000 Annual Meeting, and shareholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the
Secretary and received at the Company's principal executive offices not earlier than December 30, 1999 and not later than January 29, 2000. The written notice must satisfy certain requirements specified in the Company's By-Laws. A copy of the By-Laws will be sent to any shareholder upon written request to the Vice
President and Secretary.

                             EXECUTIVE COMPENSATION

                        REPORT OF THE EXECUTIVE SALARIES
                     AND THE STOCK OPTION PLANS COMMITTEES

    The Executive Salaries Committee has the responsibility of recommending to the Board of Directors appropriate salaries and other compensation for executive officers and administering the Officer Bonus Plan. The Stock Option Plans
Committee administers the Company's stock option program.
Both committees
(hereafter referred to as the "Committee") have identical membership consisting entirely of outside directors.

COMPENSATION PHILOSOPHY

    The Committee adheres to several guiding principles in carrying out its responsibilities:

    * Total compensation should reward individual and corporate performance and provide incentive for enhancement of shareholder value.

    * Anheuser-Busch provides a base salary that will maintain its competitive market position. The Company offers an annual bonus opportunity that aligns corporate growth objectives and performance with individual achievements. Anheuser-Busch utilizes stock options to foster a long-term perspective aligned with that of the shareholders.

    * Compensation plans should be simple and easily understood. Executives must clearly understand variable compensation opportunities and how to earn variable rewards.

    * The Anheuser-Busch program should reflect competitive levels of fixed and variable compensation. An external compensation consultant annually reports to the Committee on the competitive mix of base, bonus, and long-term incentives for a comparator group of national and local companies.

1998 COMPENSATION

    The Committee considers several factors when determining compensation for executive officers, including August A. Busch III:

    * OVERALL COMPANY PERFORMANCE. In addition to their current knowledge of
      Company operations through participation at regular
Board meetings, the
      Committee specifically looked at annual and long term sales, earnings, and cash flow per share growth; market share gains; return to shareholders
      (see chart on page 21); progress toward long-term objectives; individual divisional results as appropriate; and various qualitative factors relating to Company performance. There is no set weighting of these variables as applied to individual executive positions.

    * INDIVIDUAL PERFORMANCE. The Committee considers, in addition to an executive's business results, the achievement of various other managerial objectives and personal development goals.

    * COMPETITIVE COMPENSATION. The Committee is provided a report from a compensation consulting firm which details Anheuser-
Busch compensation
      practices relative to a comparable group of 22 companies. This group is comprised of large national consumer goods companies as well as several large St. Louis-based corporations. The companies in the sample were chosen in consultation with the consulting firm as being representative of the types of companies with which Anheuser-Busch competes for executive talent. The report reviews base salary, annual bonus, and long term incentive awards for the CEO and other officer positions with responsibilities that are comparable across the group.
The consulting firm
      believes, and the Committee concurs, that this sample of benchmarks not only provides guidance for specific positions, but also is indicative of overall Company pay practices when viewed in the aggregate.

    * TARGETED COMPENSATION. Total compensation for executive officers including
      Mr. Busch is targeted at a market level which approximates the median of the sample group of comparable companies after adjusting for the different magnitude of sales for each company, using a method called regression analysis. "Market level" is considered to be that calculated at the 50th percentile, with a margin of +/-20%. Mr. Busch's total compensation for
      1998 was at the market level for total compensation among the comparison group.

SALARY:

    The Company does not have an employment agreement with Mr. Busch or any of its other executive officers. In setting base salaries the Committee generally considers the overall financial performance of the Company during the prior year, particularly beer sales volume and market share performance, operating and net income margin trends, earnings and cash flow per share growth, returns on capital and equity, and total returns to shareholders.
Actual salary
determination is subjective in that there are no specific weightings for the variables considered. Although the Company achieved higher sales and earnings from continuing operations for 1997, the level was significantly below the
Company's growth objectives. In view of this, the Committee approved the recommendation of management that there be no merit-based salary increases for senior executives for 1998. Mr. Busch's 1998 base salary of $1,107,750 was the same as his 1997 base salary and was at the market level of salaries for CEOs in the comparable group of companies.

    Other than an increase to one executive officer in order to bring the individual's salary within the targeted compensation range, other executive officers received no salary increases in 1998. 1997 salaries for these executive officers were targeted at the market level where appropriate benchmarks were available. Actual 1997 and 1998 salaries varied considerably among the executive officers depending on responsibilities, past departmental or divisional performance, and to a lesser degree, length of service. There were no specific departmental or divisional performance measures defined and considered. The individual's performance and potential future contributions were subjectively evaluated.

BONUS:

    1998 bonuses for Mr. Busch, 12 other executive officers and 39 other officers were paid under the Officer Bonus Plan (the "Plan"), which was approved by shareholders at the 1995 Annual Meeting. The Plan authorizes the Committee to establish programs that allow payment of cash bonuses to participants based on pre-established minimum performance goals for designated performance periods. Pursuant to the Plan, in February 1998 the Committee adopted the 1998 Officer Bonus Program ("1998 Program"), which established a minimum performance goal and a formula for determining a maximum bonus pool, both of which were based on pretax earnings of the Company for 1998 after adjustments for certain non-recurring items. The Committee also determined a bonus formula for allocating the pool among the participants in which amounts for participants were expressed as a percentage of the total pool.

    In February 1999 the Committee certified that the 1998 performance goal was met and approved individual bonuses. The Company achieved record sales and earnings in 1998. In view of this, the Committee, through the exercise of discretion and after taking into consideration individual performance and targeted compensation levels, approved bonus payments that were generally at the market levels, but less than the maximum available in the bonus pool. Due to regulations of the Internal Revenue Service and provisions of the Plan and 1998
Program, any adjustments to the bonuses for the participating executives named in the summary compensation table on page 20 could only be reductions from the amounts determined by formula. Bonuses for other participants were determined after subjectively taking into consideration individual performance toward corporate or divisional objectives. Mr. Busch's 1998 bonus was $1,750,000.

LONG TERM INCENTIVES:

    Stock options are the Company's only long-term incentive. Stock option awards are made to approximately 800 middle and upper level managers, including
Mr. Busch and other executive officers. The size of awards is subjectively determined by the Committee based on position, responsibilities, and individual performance, subject to plan limits. The amount and terms of prior option grants are reviewed but are not explicitly considered in determining the size of individual awards. In 1998, the Committee granted Mr. Busch options for 1,668 shares under the 1989 Incentive Stock Plan and 398,332
shares under the 1998
Incentive Stock Plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION EXPENSES

    The Company is not allowed a deduction for certain compensation paid to certain executive officers in excess of $1 million, except to the extent such excess constitutes performance-based compensation. The Committee considers its primary goal is to design compensation strategies that further the best interests of the Company and its shareholders. To the extent they are not inconsistent with that goal, the Committee will attempt where practical to use compensation policies and programs that preserve the deductibility of compensation expenses.

    Stock options granted under the 1989 and 1998 Incentive
Stock Plans and
bonuses paid pursuant to the Officer Bonus Plan are designed to qualify as performance-based compensation.

                Executive Salaries and Stock Option Plans
Committees
                          Bernard A. Edison--Chairman
                               Vilma S. Martinez
                             Vernon R. Loucks, Jr.
                              William Porter Payne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    All members of the Executive Salaries and Stock Option
Plans Committees are
independent, non-employee directors.

    Mr. Busch is a member of the Human Resources Committee of SBC Communications
Inc. Mr. Whitacre, an Executive Officer of SBC
Communications Inc., is a
Director of the Company.

SUMMARY COMPENSATION TABLE


LONG-TERM
                                         ANNUAL
COMPENSATION<F1>               COMPENSATION
                             -------------------------------
----------------   ------------      ALL

AWARDS OF       OTHER

OTHER ANNUAL        STOCK      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)   BONUS ($)
COMPENSATION ($)   OPTIONS (#)     ($)<F2>
---------------------------  ----  ----------   ---------
----------------   -----------   ------------
A.A. Busch III               1998  1,107,750    1,750,000
26,424          400,000           88,025
  Chairman of the Board      1997  1,107,750      691,000
20,658          300,000           82,970
  and President              1996  1,055,000    1,382,000
--          200,000           75,676

P. T. Stokes                 1998    650,000      800,000
13,813          200,000           46,815
  Vice President and         1997    650,000      300,000
10,837          150,000           43,434
  Group Executive            1996    604,550      600,000
--          100,000           35,967

J. E. Jacob                  1998    457,000      350,000
16,981          100,000           33,692
  Executive Vice             1997    457,000      125,000
15,555           90,000           31,965
  President and Chief        1996    423,200      250,000
--           60,000           27,057
  Communications Officer

J. H. Purnell                1998    440,000      264,000
7,077           75,000           34,584
  Vice President and         1997    440,000      147,000
9,703          112,500           33,941
  Group Executive            1996    420,000      294,000
--           75,000           31,470

S. K. Lambright              1998    390,000      350,000
5,516          100,000           35,238
  Group Vice President       1997    390,000      125,000
5,664           90,000           31,759
  and General Counsel        1996    368,500      250,000
--           60,000           27,323

------------------
<F1> Salary and bonus amounts include any amounts deferred
under the Executive
     Deferred Compensation Plan. If an excise tax were imposed on a participant as to such deferred benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

<F2> The 1998 amounts disclosed in this column include:

     (a)   Company matching contributions to the Deferred
Income Stock Purchase
           and Savings Plan and the 401(k) Restoration Plan of $50,296 for Mr.
           Busch, $29,522 for Mr. Stokes, $20,751 for Mr.
Jacob, $19,982 for Mr.
           Purnell, and $17,688 for Mr. Lambright. Under the
401(k) Restoration
           Plan, if an excise tax were imposed on a participant as to such benefits on account of a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

     (b) Payments for insurance coverage of $29,620 for Mr. Busch, $17,293 for
           Mr. Stokes, $12,941 for Mr. Jacob, $11,969 for
Mr. Purnell, and
           $10,436 for Mr. Lambright.

     (c) Payment of director fees from subsidiary or affiliated companies of
           $8,109 for Mr. Busch, $2,633 for Mr. Purnell, and
$7,114 for Mr.
           Lambright.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
RETURN<F*>
                ANHEUSER-BUSCH COMPANIES, INC., S&P 500
INDEX
                     AND RUSSELL LARGE CAP INDICES<F**>
                              (12/31/93-12/31/98)

                                    [GRAPH]

                          1993    1994    1995    1996
1997    1998
                          ----    ----    ----    ----    --
--    ----
Anheuser-Busch           $100.0  $106.7  $144.1  $179.8
$202.4  $308.2
S&P 500                   100.0   101.4   139.3   171.2
228.3   293.4
Russell Large Cap Index   100.0   103.7   147.4   186.4
253.7   356.3
Russell 200 Index         100.0   101.6   141.6   175.6
236.3   316.6

-------------

<F*>    Assumes $100 invested on December 31 of first year
of chart in
        Anheuser-Busch Companies, Inc. Common Stock, S&P 500
Index, Russell Large
        Cap Index and Russell 200 Index and that all dividends were reinvested.

<F**>   Because only one of the other four leading domestic
brewers is an
        independent publicly traded company, the Company has elected to compare shareholder returns with companies with similar market capitalizations.
        The Company was previously included in the Russell
Large Cap Index, which
        is comprised of the 50 largest publicly held United
States companies,
        based on market capitalization. The Company is no longer included in the
        Russell Large Cap Index and has substituted the Russell 200 Index of the
        200 largest publicly held companies, including
Anheuser-Busch, for
        comparison purposes.

<F***>  Compound Annual Growth Rate.

OPTION GRANTS IN 1998


POTENTIAL REALIZABLE VALUE AT

ASSUMED ANNUAL RATES OF

STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS<F1>
FOR OPTION TERM<F2>
                       -------------------------------------
-----------        -----------------------------
                                     % OF TOTAL
                                      OPTIONS
                        NUMBER OF     GRANTED
                       SECURITIES        TO
                       UNDERLYING    EMPLOYEES    EXERCISE
                         OPTIONS         IN        PRICE
EXPIRATION
        NAME           GRANTED (#)    1998<F3>     ($/SH)
DATE     0%<F4>         5%                10%
        ----           -----------   ----------   --------
----------  ------         --                ---
A. A. Busch III......     400,000       7.93%      $59.94
11/24/08     $0     $    15,077,748   $    38,209,975
P. T. Stokes.........     200,000       3.96        59.94
11/24/08      0           7,538,874        19,104,988
J. E. Jacob..........     100,000       1.98        59.94
11/24/08      0           3,769,437         9,552,494
J. H. Purnell........      75,000       1.48        59.94
11/24/08      0           2,827,078         7,164,370
S. K. Lambright......     100,000       1.98        59.94
11/24/08      0           3,769,437         9,552,494
All Shareholders.....         N/A        N/A          N/A
N/A         0      17,968,906,179    45,536,738,898
All Optionees........   5,043,905      100.0        59.94
N/A         0         190,126,821       481,818,722
Optionee Gain as %
  of All Shareholders
  Gain...............         N/A        N/A          N/A
N/A        N/A         1.1%              1.1%

-------------
<F1> All options granted to the named officers were granted
on November 25,
     1998. The options become exercisable in three equal parts on the first, second, and third anniversaries of the grant date;
however, the Stock
     Option Plans Committee is authorized to accelerate exercisability at any time, and acceleration occurs automatically in the event of the optionee's death, disability, or retirement (under certain circumstances), or if certain events occur which would result in a change in control of the
     Company. The one-third of the 1998 grant which normally would become exercisable on November 25, 1999 was made eligible for earlier vesting if transferred in gifts to certain family members or trusts; Mr. Busch III made such a gift, and 100,000 of his 1998 grant vested on November 30,
     1998. Mr. Jacob also made such a gift, and 20,000 of his 1998 grant vested on December 1, 1998. In addition, some of the options were granted with a tax payment feature. The tax payment feature allows the use of option stock to pay the withholding taxes related to an option exercise. The number of options granted with a tax payment feature in 1998 to the named officers were: Mr. Busch III, 398,332; Mr. Stokes,
198,332; Mr. Jacob,
     98,332; Mr. Purnell, 73,332; and Mr. Lambright, 98,332.

<F2> The dollar amounts under these columns are the result
of calculations at
     0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the
     Company's stock price. Potential realizable values for all shareholders are based on 476.7 million shares outstanding at December 31, 1998 and a per share price of $59.94.

<F3> Based on 5,043,905 options granted to 838 employees
during 1998.

<F4> No gain to the optionees is possible without an
increase in stock price,
     which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionee.

AGGREGATED OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION
VALUES


NUMBER OF          VALUE OF

SECURITIES        UNEXERCISED

UNDERLYING        IN-THE-MONEY

UNEXERCISED        OPTIONS AT

OPTIONS AT          12/31/98

12/31/98 (#)       ($)<F1><F2>

------------       -----------
                                            SHARES
VALUE
                                          ACQUIRED ON
REALIZED       EXERCISABLE/       EXERCISABLE/
     NAME                                EXERCISE (#)
($)<F1>       UNEXERCISABLE     UNEXERCISABLE
     ----                                ------------
--------       -------------     -------------
A. A. Busch III.......................      211,736
7,170,775        1,136,415/        36,697,857/

566,665          8,137,460

P. T. Stokes..........................      114,190
4,482,415          628,618/        22,282,148/

333,332          4,381,218

J. E. Jacob...........................       85,350
3,281,804          299,399/         9,343,408/

159,999          2,378,727

J. H. Purnell.........................      156,124
4,007,584          280,583/         9,274,057/

174,999          2,817,164

S. K. Lambright.......................       35,000
1,329,867          354,191/        12,434,156/

179,999          2,503,727

------------
<F1> Value before income taxes payable as a result of
exercise.

<F2> Based on the average of the high and low price of the
Company's common
     stock on the New York Stock Exchange--Composite
Transactions for 12/31/98
     ($66.1875).

PENSION PLANS TABLE

                                                     YEARS
OF SERVICE
                             -------------------------------
---------------------------------
     ELIGIBLE REMUNERATION      5         10        15
20          25      30 OR MORE
     ---------------------      -         --        --
--          --      ----------
    $  500,000.............  $ 41,667  $ 83,333  $125,000  $
166,667  $  208,333  $  250,000
     1,000,000.............    83,333   166,667   250,000
333,333     416,667     500,000
     1,500,000.............   125,000   250,000   375,000
500,000     625,000     750,000
     2,000,000.............   166,667   333,333   500,000
666,667     833,333   1,000,000
     2,500,000.............   208,334   416,667   625,000
833,333   1,041,667   1,250,000
     3,000,000.............   250,000   500,000   750,000
1,000,000   1,250,000   1,500,000

    The Pension Plan Table above shows a range of estimated annual normal retirement pension benefits for employees who have the years of credited service shown at retirement, and whose eligible remuneration is as shown. The eligible remuneration used to compute actual pension benefits would be the highest sum, for the calendar year of retirement or any of the four preceding calendar years, of the employee's annual base salary as of January 1 of such year plus the bonus earned during the prior calendar year. Voluntary deferrals of salary or bonus for any year under the Executive Deferred Compensation Plan are included for the year of deferral in this determination. The benefits shown assume continued service until retirement at age 65 and payment in the form of a life annuity with ten years of guaranteed payments. Amounts shown do not reflect the applicable deduction for Social Security benefits. Vesting and payment of part of the benefits shown are accelerated if certain events occur that would result in a change in control of the Company. For the portions of the foregoing benefits payable under the programs that are not tax-qualified, if an excise tax were imposed on a participant as to such benefits on account of such a change in control, the participant's benefits would be increased to the extent required to put the participant in the same position after payment of taxes as if no excise tax had been imposed.

    Years of credited service, to the nearest year, and compensation covered by the pension plans for executive officers named in the Summary Compensation Table are as follows: Mr. Busch--41 years and $2,880,000; Mr.
Stokes--30 years and
$1,530,000; Mr. Jacob--5 years and $850,000; Mr. Purnell--34 years and $734,000;
and Mr. Lambright--21 years and $779,000.

     OTHER TRANSACTIONS INVOLVING DIRECTORS, OFFICERS, OR
THEIR ASSOCIATES

    In 1993, pursuant to an investment agreement the Company purchased from
Grupo Modelo, S.A. de C.V., Mexico's largest brewer ("Grupo Modelo"), equity securities representing a 10% interest in Grupo Modelo. The Company also purchased at that time equity securities representing a 10% interest in Diblo,
S.A. de C.V., the operating subsidiary of Grupo Modelo
("Diblo"), 76.75% of the
outstanding equity securities of which are owned by Grupo
Modelo. Carlos
Fernandez G. is Vice Chairman of the Board of Directors and
Chief Executive
Officer of Grupo Modelo. Pursuant to the investment agreement, the Company also acquired an option to purchase, at then-prevailing market rates (subject to certain limits), from trusts for the benefit of certain controlling shareholders of Grupo Modelo and Diblo (the "Controlling Shareholders"), including Mr.
Fernandez' wife and other members of his family, equity securities sufficient to increase the Company's interest in Grupo Modelo to 35.12% and sufficient to increase the Company's interest in Diblo to 23.25%.

    In May 1997, the Company increased its interest in Grupo Modelo to 35.12% for an additional $605 million. In June 1997, the Company exercised its remaining option to purchase an additional 13.25% interest in Diblo. In connection with the exercise by the Company of that option, the Company and the
Controlling Shareholders pursued arbitration to resolve a dispute concerning the purchase price of the Diblo option shares, using the procedures specified in the investment agreement. On September 4, 1998, the arbitration panel determined that the Company would pay approximately $556 million (U.S.) for the Diblo option shares. On September 14, 1998, the Company and the Controlling
Shareholders completed the purchase and sale of the Diblo option shares in accordance with the decision of the arbitration panel, and the Company now holds a 50.2% direct and indirect interest in Diblo.

    Pursuant to the investment agreement, the Company agreed to use its best efforts to maintain a designee of the Controlling Shareholders on its Board of
Directors so long as the Company or one of its subsidiaries owns ten percent or more of the outstanding capital stock of Grupo Modelo. Mr. Fernandez is the designee of the Controlling Shareholders for this purpose.

    August A. Busch, Jr., a former director of the Company, was, until his death in September 1989, the owner of Grant's Farm, a tract of approximately 225 acres located in St. Louis County, Missouri, most of which has been leased and used by the Company for many years. Upon his death the property passed to the trustees of a real estate trust created by his will (the "Trustees") for the benefit of certain children of Mr. Busch, Jr., not including August A. Busch III. The area includes an animal reservation and numerous other attractions and facilities.
The Company uses Grant's Farm extensively for entertaining and conducting public tours and for other purposes associated with its advertising and public relations program. It is one of the most popular tourist attractions in the St.
Louis area. The leased premises include all of the tract (except for approximately 23 acres that have been reserved for the residents' personal use) plus an adjacent tract of approximately 7 acres upon which are situated a parking lot and a stallion barn. Also, various paintings, trophies, horsedrawn vehicles, and other personal property that belonged to Mr. Busch, Jr. are displayed during public tours of the premises.

    The current lease (the "Lease") became effective January 1, 1982. The Lease may be terminated by the Company by giving notice at any time prior to October
31 of any year, to be effective in the following year at the end of the month during which the tour season ends. The Trustees may terminate the Lease by giving notice at any time prior to October 31 of any year, to be effective at the end of the month during which the tour season ends in the second year following the year in which notice is given. If the Trustees terminate the
Lease, they must reimburse the Company for the unamortized value of all capital leasehold improvements made by the Company.

    Under the Lease, the Trustees will receive a fixed annual rental of $201,890 throughout the term of the Lease. They will also share in that portion of income from the Company's concession operations which exceeds the approximate income generated from such operations when they were operated by Mr. Busch, Jr. The
Lease provides that the Trustees have the responsibility for the maintenance and care of the leased premises and the animals and personal property situated thereon, and the Company is obligated to reimburse them for their expenses in carrying out that responsibility. During the term of the Lease, the Company has the right of first refusal to purchase the leased premises and also to purchase the 23-acre tract referred to above. The Company also has the right, under certain circumstances, to purchase the personal property covered by the Lease and certain personal property located in Mr. Busch, Jr.'s former residence. For the year 1998, the Trustees received, in the aggregate, from the Company under the Lease: (1) basic rent of $201,890,
(2) $392,007 as their share of the Company's income from concession operations, and (3) $1,366,075 as reimbursement for the actual expenses, as audited by the
Company's internal audit department, for the maintenance and care of the leased premises, the animals, and the personal property situated thereon.

    For many years, Mr. Busch, Jr. provided board and care for the
Anheuser-Busch, Incorporated ("ABI") Clydesdale horses on property other than
Grant's Farm. The existing Clydesdale Lease Agreement between Mr. Busch, Jr. and
ABI first became effective on January 1, 1973. Certain heirs of Mr. Busch, Jr.
(not including August A. Busch III) succeeded to the interests of Mr. Busch, Jr.
under the lease, which was amended as of August 31, 1990. For the year 1998, ABI paid or will pay under this lease $30,175 as annual rental and $231,583 as reimbursement for the actual expenses, as audited by the Company's internal audit department, incurred to care for the Clydesdale horses and the leased property.

    ABI has agreements with Double Eagle Distributing, Inc.
("Double Eagle"),
Southern Eagle Distributing, Inc. ("Southern Eagle"), Tri-
Eagle Sales and City
Beverage, L.L.C. for the distribution of malt beverage products in Deerfield
Beach, Florida, and Fort Pierce and Ocala, Florida,
Tallahassee, Florida, and
Kent, Washington, respectively. Double Eagle, which is owned by James B.
Orthwein, Jr. and Percy J. Orthwein II, who are sons of James B. Orthwein, purchased $38,047,425 of products from ABI during 1998. Percy Orthwein is
Chairman of the Board and James B. Orthwein, Jr. is
President and General
Manager of Double Eagle. Peter William Busch, a half brother of Mr. Busch III, is the President and majority owner of Southern Eagle. Southern Eagle purchased
$24,443,324 of products from ABI during 1998. Tri-Eagle Sales is owned by Tripp and Susan Busch Transou, the son-in-law and daughter of Mr. Busch III. Tri-Eagle
Sales purchased $21,080,666 of products from ABI during 1998. Steven Knight, the son of Charles F. Knight, is the majority owner of City Beverage, L.L.C., which purchased $14,839,439 of products from ABI during 1998. These distribution agreements are ABI's standard distribution agreements.

    In 1998, ABI entered into an agreement with McDonald Beverage, Inc., its wholesaler for Lawrence and Leavenworth, Kansas, giving ABI the right to select the purchaser of this wholesaler and determine the price of such a purchase. ABI subsequently selected as purchaser Classic Eagle Distributing, L.L.C. For this selection, Classic Eagle Distributing, L.L.C. paid to ABI $479,000, and completed its purchase of McDonald Beverage, Inc. in December, 1998. ABI determined a price for this purchase consistent with its appraised prices for other ABI wholesalers of similar size and operating conditions. Stephen K.
Lambright, Jr., the son of Stephen K. Lambright, an executive officer of the
Company, is an executive of Classic Eagle. He and another individual have the right to acquire in the future a controlling interest in Classic Eagle
Distributing, L.L.C. The transaction was reviewed and approved in advance by the
Conflict of Interest Committee of the Board of Directors.
Classic Eagle
Distributing, L.L.C. purchased $89,710 of products from ABI for the nine-day period in 1998 during which it owned the wholesaler, and its distribution agreement with ABI is ABI's standard distribution agreement.

    Douglas A. Warner III, a director of the Company, is an executive officer of
J. P. Morgan & Co., Incorporated ("Morgan"). Morgan and its subsidiaries have provided investment banking and related financial services to the Company during
1998 and are expected to provide similar services to the Company during 1999.

    In November 1998, Ginnaire Rental, Inc. ("Ginnaire"), a corporation wholly owned by Mr. Busch III, contracted to occasionally lease aircraft to the Company for business use. For 1998, the Company paid $48,180 to Ginnaire pursuant to the lease agreement. The leasing fee is an hourly rate intended to reimburse
Ginnaire for the pro rata share of maintenance costs, engine reserves and aircraft insurance, plus excise and use taxes attributed to the Company's actual use of the aircraft, without mark-up. The lease agreement was reviewed and approved by the Conflict of Interest Committee of the Board of Directors. Prior to the lease agreement, the Company occasionally used the personal aircraft of
Mr. Busch III for Company business. For 1998, the Company reimbursed Mr. Busch
$129,864 based on the manufacturer's published hourly rate for fuel, oil, maintenance and other miscellaneous costs for operating the aircraft.

    In the opinion of the Company's management Business
Practices Committee and
the Board's Conflict of Interest Committee, the terms and conditions of the foregoing transactions are at least as favorable to the Company and its subsidiaries as those which would be available from unrelated parties for comparable transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

    The Company's executive officers and directors are required under the
Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange
Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been complied with.

                                 OTHER MATTERS

    The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. In addition, to assist in the solicitation of proxies from brokers, bank nominees, and other institutional holders and from other shareholders, the Company has engaged D. F. King & Co., Inc. for a fee not to exceed $10,500 plus out-of-pocket expenses. Solicitation also may be made by the Company's officers, directors, or employees, personally or by telephone.

St. Louis, Missouri
March 12, 1999

                                        APPENDIX

    Page 21 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.

PROXY

                         Anheuser-Busch Companies, Inc.

            This Proxy Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Shareholders

      The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida 32821, on April 28, 1999, at 10:00 A.M. local time and at any adjournments thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2 AND 3 AND AGAINST ITEMS 4 THROUGH 9. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

            (Be sure to sign and date the reverse side of this form)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE



--------------------------------------------------------------------------------

FOLD AND DETACH HERE                                        FOLD AND DETACH HERE

                                ADMISSION TICKET

                        [LOGO] ANHEUSER-BUSCH COMPANIES

                         Annual Meeting of Shareholders
            April 28, 1999, 10:00 A.M. (local time) at Ports of Call
                 at Sea World of Florida, 7007 Sea World Drive,
                             Orlando, Florida 32821



                         ANHEUSER-BUSCH COMPANIES, INC.          Please mark [X]
                                                               your votes as
                                                                indicated in
                                                                this example

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote "FOR" Items 1 through 3.
--------------------------------------------------------------------------------

1 - ELECTION OF DIRECTORS

         FOR all nominees listed               WITHHOLD AUTHORITY
       below (except as marked to        to vote for all nominees listed
           the contrary below)                        below

                 [ ]                                   [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

         01 John E. Jacob                      02 Charles F. Knight
       03 James B. Orthwein                     04 Joyce M. Roche

2 - AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

3 - APPROVAL OF INDEPENDENT ACCOUNTANTS

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote "AGAINST" Items 4 through 9.
--------------------------------------------------------------------------------

4 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PERIOD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

5 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PRICE

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

6 - SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLAN

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

7 - SHAREHOLDER PROPOSAL CONCERNING BOARD COMPOSITION

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

8 - SHAREHOLDER PROPOSAL CONCERNING CLASSIFIED BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

9 - SHAREHOLDER PROPOSAL CONCERNING CHAIRMAN OF THE BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------

I plan to attend the meeting      YES [ ]                NO [ ]






PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature                Signature                Dated:            , 1999
         ----------------         ----------------      ------------
SIGNATURE OF  SHAREHOLDER(S)     (Sign  exactly as your name appears  above;  in
the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     -------------------------------------
                       YOU CAN VOTE IN ONE OF THREE WAYS:
                     -------------------------------------

           1. Call toll-free 1-800- on a touch tone telephone
                          24 hours a day-7days a week.

                    There is NO CHARGE to you for this call

                                       or

    2. Vote by Internet at our Internet Address: http://

                                       or

               3. Mark, sign and date your proxy card and return
                       promptly in the enclosed envelope.

--------------------------------------------------------------------------------
 IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE DIRECTIONS ON
                     THE YELLOW INSTRUCTION SHEET ENCLOSED
--------------------------------------------------------------------------------

HAVE YOUR PROXY CARD IN HAND

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

                              Thank you for voting

--------------------------------------------------------------------------------

Each shareholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

PLEASE ADMIT:                   ADMISSION TICKET                NON-TRANSFERABLE







                        [LOGO] ANHEUSER-BUSCH COMPANIES

                              Two new ways to vote

                             =====================
                               Vote by Telephone
                             =====================

              It's fast, convenient, and your vote is immediately
                             confirmed and posted.

                            Using a touch-tone phone
                              call 1-800-

                        Just follow these 4 easy steps:

1.    Read the accompanying Proxy Statement and Voting Instruction form.

2.    Call the toll-free number, 1-800-

3. Enter your 11 digit Control Number located in the lower right corner on your proxy card.

4.    Follow the recorded instructions.

                            Your vote is important!

                              ====================
                                Vote by Internet
                              ====================

              It's fast, convenient, and your vote is immediately
                             confirmed and posted.

                           http://

                        Just follow these 4 easy steps:

1     Read the accompanying Proxy Statement and Voting Instruction form.

2.    Go to website http://

3. Enter your 11 digit Control Number located in the lower right corner on your proxy card.

4.    Follow the recorded instructions.

                            Your vote is important!

      Do not return Proxy Card if you are voting by telephone or Internet

PROXY

                         Anheuser-Busch Companies, Inc.

            This Proxy Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Shareholders

      The undersigned hereby directs the Trustee of the Deferred Income Stock Purchase and Savings Plans to authorize the proxies (a) to vote as indicated on the reverse side of this form and (b) to vote, in their discretion, upon such other business as may properly come before the meeting hereafter described, in each case with respect to all of the shares of stock for which the undersigned is entitled to direct the voting under these plans. Such votes are to be cast at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida 32821, on April 28, 1999 at 10:00 a.m., local time, and at any adjournments thereof.

      WHEN PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE PLAN PARTICIPANT, AND IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2 AND 3 AND AGAINST ITEMS 4 THROUGH 9.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     -------------------------------------
                       YOU CAN VOTE IN ONE OF THREE WAYS:
                     -------------------------------------

           1. Call toll-free 1-800- on a touch tone telephone
         24 hours a day-7 days a week by not later than April 23, 1999

                    There is NO CHARGE to you for this call

                                       or

    2. Vote by Internet at our Internet Address: http://
                        by not later than April 23, 1999

                                       or

           3. Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   ChaseMellon Shareholder Services, L.L.C. must receive your executed proxy form not later than April 23, 1999.

--------------------------------------------------------------------------------
 IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE DIRECTIONS ON
                     THE YELLOW INSTRUCTION SHEET ENCLOSED
--------------------------------------------------------------------------------

HAVE YOUR PROXY CARD IN HAND

  You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

                              Thank you for voting

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                ADMISSION TICKET

                        [LOGO] ANHEUSER-BUSCH COMPANIES

                         Annual Meeting of Shareholders
    April 28, 1999, 10:00 A.M. (local time) at Ports of Call at Sea World of
             Florida, 7007 Sea World Drive, Orlando, Florida 32821




                         ANHEUSER-BUSCH COMPANIES, INC.          Please mark [X]
                                                               your votes as
                                                                indicated in
                                                                this example

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote "FOR" Items 1 through 3.
--------------------------------------------------------------------------------

1 - ELECTION OF DIRECTORS

         FOR all nominees listed               WITHHOLD AUTHORITY
       below (except as marked to        to vote for all nominees listed
           the contrary below)                        below

                 [ ]                                   [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

         01 John E. Jacob                      02 Charles F. Knight
       03 James B. Orthwein                     04 Joyce M. Roche

2 - AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

3 - APPROVAL OF INDEPENDENT ACCOUNTANTS

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote "AGAINST" Items 4 through 9.
--------------------------------------------------------------------------------

4 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PERIOD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

5 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PRICE

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

6 - SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLAN

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

7 - SHAREHOLDER PROPOSAL CONCERNING BOARD COMPOSITION

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

8 - SHAREHOLDER PROPOSAL CONCERNING CLASSIFIED BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

9 - SHAREHOLDER PROPOSAL CONCERNING CHAIRMAN OF THE BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------

I plan to attend the meeting      YES [ ]                NO [ ]






PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature                       Signature                 Dated:        , 1999
         -----------------------         -----------------      --------
SIGNATURE OF  PLAN PARTICIPANT   (Sign exactly as your name appears above.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        [LOGO] ANHEUSER-BUSCH COMPANIES

--------------------------------------------------------------------------------

                 To Participants in the Anheuser-Busch Deferred
                    Income Stock Purchase and Savings Plans

      Enclosed with this voting instruction form are the notice and proxy statement for the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. which will be held on April 28, 1999. The number of shares shown on this voting instruction form represents the number of shares with respect to which you are entitled to direct the voting because of your account under one or more of these plans. In order for these shares to be voted by the trustee of the plan(s) in accordance with your confidential instructions, ChaseMellon Shareholder Services, L.L.C. must receive your voting instructions by not later than April 23, 1999. If your voting instructions are not received by April 23, 1999, shares as to which you are entitled to direct voting will be voted by the plan trustee as described in the following paragraph.

      Your interest in a plan which is invested in the Company stock fund is measured in terms of share equivalents. Your share equivalents closely approximate the number of shares as to which you are entitled to direct the voting. If you do not provide voting instructions, the plan trustee will vote shares you are entitled to vote.

      If you plan to attend the Annual Meeting, please mark the appropriate box on this proxy form. Present the ticket below to the Anheuser-Busch representative at the entrance to the meeting. Keep in mind that you will not be able to vote any plan shares at the meeting; only the plan trustee can vote these shares as described above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Each shareholder may be asked to present valid picture identification, such as driver's license or employee identification badge, in addition to this admission ticket.

PLEASE ADMIT:                   ADMISSION TICKET                NON-TRANSFERABLE




                        [LOGO] ANHEUSER-BUSCH COMPANIES

                              Two new ways to vote

                             =====================
                               Vote by Telephone
                             =====================

              It's fast, convenient, and your vote is immediately
                             confirmed and posted.

                            Using a touch-tone phone
                              call 1-800-

                        Just follow these 4 easy steps:

1.    Read the accompanying Proxy Statement and Voting Instruction form.

2.    Call the toll-free number, 1-800-

3. Enter your 11 digit Control Number located in the lower right corner on your proxy card.

4.    Follow the recorded instructions.

                            Your vote is important!

                              ====================
                                Vote by Internet
                              ====================

              It's fast, convenient, and your vote is immediately
                             confirmed and posted.

                           http://

                        Just follow these 4 easy steps:

1     Read the accompanying Proxy Statement and Voting Instruction form.

2.    Go to website http://

3. Enter your 11 digit Control Number located in the lower right corner on your proxy card.

4.    Follow the recorded instructions.

                            Your vote is important!

      Do not return Proxy Card if you are voting by telephone or Internet

PROXY

                         Anheuser-Busch Companies, Inc.

            This Proxy Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Shareholders

      The person(s) signing this proxy form hereby appoints August A. Busch III, John E. Jacob, and JoBeth G. Brown as proxies, each with the power of substitution and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Anheuser-Busch Companies, Inc. to be held at Ports of Call at Sea World of Florida, 7007 Sea World Drive, Orlando, Florida 32821, on April 28, 1999, at 10:00 A.M. local time and at any adjournments thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE SHAREHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR ITEMS 2 AND 3 AND AGAINST ITEMS 4 THROUGH 9. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


            (Be sure to sign and date the reverse side of this form)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                         ANHEUSER-BUSCH COMPANIES, INC.          Please mark [X]
                                                               your votes as
                                                                indicated in
                                                                this example

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote "FOR" Items 1 through 3.
--------------------------------------------------------------------------------

1 - ELECTION OF DIRECTORS

         FOR all nominees listed               WITHHOLD AUTHORITY
       below (except as marked to        to vote for all nominees listed
           the contrary below)                        below

                 [ ]                                   [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

         01 John E. Jacob                      02 Charles F. Knight
       03 James B. Orthwein                     04 Joyce M. Roche

2 - AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

3 - APPROVAL OF INDEPENDENT ACCOUNTANTS

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote "AGAINST" Items 4 through 9.
--------------------------------------------------------------------------------

4 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PERIOD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

5 - SHAREHOLDER PROPOSAL CONCERNING OPTION EXERCISE PRICE

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

6 - SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLAN

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

7 - SHAREHOLDER PROPOSAL CONCERNING BOARD COMPOSITION

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

8 - SHAREHOLDER PROPOSAL CONCERNING CLASSIFIED BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

9 - SHAREHOLDER PROPOSAL CONCERNING CHAIRMAN OF THE BOARD

                FOR                 AGAINST               ABSTAIN
                [ ]                   [ ]                   [ ]

--------------------------------------------------------------------------------

I plan to attend the meeting      YES [ ]                NO [ ]






PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature                Signature                   Dated:        , 1999
         ----------------         -------------------      --------
SIGNATURE OF  SHAREHOLDER(S)     (Sign  exactly as your name appears  above;  in
the case of shares held by joint owners, all joint owners should sign; fiduciaries should indicate title and authority.)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[LOGO] ANHEUSER-BUSCH COMPANIES

                                                                   April 9, 1999

Dear Shareholder(s):

      The time is approaching for the Annual Meeting of the Shareholders of Anheuser-Busch Companies, Inc. on April 28, 1999, and our vote tabulator has not received your Proxy.

      It is important that your shares be represented at the meeting. Please sign, date, and mail the attached duplicate Proxy as soon as possible.

      If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy form above.

                                                    Sincerely,